EXHIBIT 5.1

                   [Letterhead of GOODWIN, PROCTOR & HOAR LLP]

                                October 17, 1996



Stocker & Yale, Inc.
32 Hampshire Road
Salem, New Hampshire 03079

         Re:      Legality of Securities to be Registered Under
                  Registration Statement on Form SB-2
                  File No. 333-10655
                  ----------------------------------

Ladies and Gentlemen:

        This opinion is furnished in connection with the filing of a Registration Statement on Form SB-2, File No. 333-10655 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 850,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of Stocker & Yale, Inc., a Massachusetts corporation, (the "Company"), that are being registered by the Company for its account.

        In connection with rendering this opinion, we have examined the Articles of Organization of the Company, as amended and restated to the date hereof and on file with the Massachusetts Secretary of State; the By-laws of the Company; such records of the corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Registration Statement and the exhibits thereto.

        We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the federal laws of the United States of America and the laws of The Commonwealth of Massachusetts.

        Based upon the foregoing, we are of the opinion that when and as the Shares have been issued and paid for, such Shares will be duly authorized, validly issued and fully paid and non-assessable.

        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.


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        We hereby consent to being named as counsel to the Company in the
Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Goodwin, Procter & Hoar LLP

                                            GOODWIN, PROCTER & HOAR  LLP